UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Raymond James Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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(5)	Total fee paid:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

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(The following is the text of information to be posted by management on various Company internal communications media, sent by e-mail, or provided by means of oral presentations to groups of employees.)

HOW TO VOTE AND VOTING DEADLINES

In general, you may vote your shares in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

IF YOU ARE A RECORD HOLDER
By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in an account with a bank or broker (i.e., in ‘‘street name’’), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on February 17, 2016.

Via the Internet: You can submit a proxy via the Internet until 1:00 a.m. Central Time on February 18, 2016, by accessing the web site at investorvote.com/RJF and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

By Telephone: You can submit a proxy by telephone until 1:00 a.m. Central Time on February 18, 2016, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.

IF YOU ARE A BENEFICIAL OWNER WITH A RAYMOND JAMES ACCOUNT

If you previously elected to receive electronic shareholder communications through Investor Access, vote your shares by logging in to raymondjames.com/investoraccess:

•	Go to the Documents screen

•	Click the Shareholder Documents tab

•	Expand the January 2016 button

•	Click the Annual Meeting link in the RJF row

•	Follow proxyvote.com voting instructions

IF YOUR SHARES ARE HELD IN THE RAYMOND JAMES ESOP

For participants in the Raymond James Employee Stock Ownership Plan (ESOP), your shares will be voted as you instruct the trustee of the ESOP.

There are three ways to vote: by returning your proxy card, via the Internet or by telephone. Please follow the instructions included on your proxy card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustee of the ESOP for shares allocated to your account. If you do not vote shares allocated to your account held in the ESOP, your shares will nevertheless be voted by the trustee in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares in person at the meeting. To allow sufficient time for voting by the trustee of the ESOP, our transfer agent must receive your vote by no later than 5:00 p.m. Eastern Time on February 15, 2016.

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Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares by proxy using one of the methods described above. Raymond James shareholders of record who attend the meeting, and beneficial owners who have obtained a proxy from their record holder, may vote their shares in person, even though they have sent in proxies.

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